UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 20, 2018 (November 19, 2018)

KINSALE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37848 (Commission File Number)	98-0664337 (IRS Employer Identification No.)

2221 Edward Holland Drive, Suite 600 Richmond, VA 23230 (Address of principal executive offices)
(804) 289-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On November 19, 2018, William J. Kenney, Jr. notified Kinsale Capital Group, Inc. (the “Company”) that he will be stepping down from his current role as Senior Vice President and Chief Information Officer, effective July 1, 2019, and transition to a new part-time consulting role managing critical development projects for the Company as well as other endeavors unrelated to the Company.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "believe," "expect," "seek," "may," "will," "intend," "project," "plan," "estimate" or similar words. Forward-looking statements involve risks and uncertainties and other factors described in “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2017. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These forward-looking statements speak only as of the date of this Current Report and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinsale Capital Group, Inc.

Dated: November 20, 2018	By:	/s/ Bryan P. Petrucelli
Bryan P. Petrucelli
Senior Vice President, Chief Financial Officer and Treasurer